Exhibit 99.1

For further information:

David A. Crittenden

Chief Financial Officer

DCrittenden@goutsi.com

(586) 467-1427

Universal Truckload Services, Inc. Reports 2013 Financial Results

Warren, MI – February 20, 2014 — Universal Truckload Services, Inc. (NASDAQ: UACL) today reported financial results for the year ended December 31, 2013. Net income was $50.6 million on total 2013 operating revenues of $1.03 billion. Net income in the fourth quarter of 2013 totaled $11.3 million on total operating revenue of $259.5 million, compared to $2.5 million of net income on total operating revenue of $259.1 million in the fourth quarter of 2012.

In the fourth quarter of 2013, demand for value-added services grew 9.5% to $48.2 million compared to the same period last year. For the year, value-added services increased 11.5% over 2012. However, fourth quarter operating income from our logistics segment was dampened by phasing out an aerospace operation due to reductions in military spending, by additional scheduled holiday downtime by selected automotive customers compared to one year earlier, by the late-year launch of a new automotive operation, and due to an industrial customer’s in-sourcing of a value-added services operation.

Demand for flat bed and heavy haul transportation stabilized in recent quarters. Operating revenues from transportation services totaled $179.8 million for the fourth quarter of 2013, compared to $180.2 million for the fourth quarter of 2012, which had included above-normal, high margin business in connection with specialized wind energy shipments and to support recovery operations on the Eastern Seaboard following Hurricane Sandy.

Revenues from intermodal services declined 9.7% in the fourth quarter of 2013, to $31.6 million, compared to $35.0 million one year earlier. Revenues for all of 2013 increased 9.2% to $131.4 million. However, the fourth quarter 2013 comparison to the prior year was challenging due to strong demand for intermodal services in late 2012 from an affiliated LTL carrier.

Based on reported net income, earnings per basic and diluted shares were $0.38 for the fourth quarter of 2013, and $1.68 per basic and diluted shares for the full year. Income from operations increased 40.5% to $19.1 million or 7.4% of operating revenues for the fourth quarter of 2013, compared to $13.6 million or 5.3% of operating revenues for the fourth quarter of 2012. Our income before the provision for income taxes reflects $0.7 million in transaction and other costs related to our acquisition of Westport Axle Corporation on December 19, 2013. In 2012, we incurred $8.4 million in similar costs related to our acquisition of LINC Logistics Company on October 1, 2012. Excluding costs related to these actions, our income from operations decreased 9.7% to $19.9 million or 7.7% of operating revenues for the fourth quarter of 2013, compared to $22.0 million or 8.5% of operating revenues during the fourth quarter of 2012.

Universal’s Chief Executive Officer, Scott Wolfe commented, “Our largest customers performed well throughout 2013, and Universal’s overall financial performance reflects their confidence in us. However, a harsh winter presents challenges and disruptions to the trucking industry, generally, and to the supply chain operations of our key customers. Our outlook for the next few quarters is decidedly mixed, and we are cautious about prospects for near-term growth. We will continue to invest in our enterprise sales organization, taking advantage of customer opportunities as they arise.”

We calculate and report selected financial metrics in connection with lending arrangements, or to isolate and exclude the impact of non-operating expenses related to our corporate development activities. These statistics are described in more detail below in the section captioned “Non-GAAP Financial Measures.”

As of December 31, 2013, we held cash and cash equivalents totaling $10.2 million and marketable securities totaling $11.6 million. Outstanding debt at year end totaled $237.5 million and obligations pursuant to capital leases were valued at $4.6 million.

Universal Truckload Services, Inc. also announced today that our Board of Directors has declared a quarterly cash dividend of $0.07 per share of common stock. The dividend is payable to shareholders of record at the close of business on March 3, 2014 and is expected to be paid on March 13, 2014.

Conference call:

We invite analysts and investors to participate in a conference call on Friday, February 21, 2014 at 10:00 AM ET, where management will discuss fourth quarter 2013 financial performance, current outlook, and trends impacting our business. Hosting the call will be Scott Wolfe, Chief Executive Officer, Don Cochran, President, and David Crittenden, CFO.

Dial-in details:

Call Toll Free: (866) 622-0924

International Dial-in: +1 (660) 422-4956

Conference ID: 59437360

A replay of the conference will be available two hours after the call through March 21, 2014, by calling (855) 859-2056 (toll free) or +1 (800) 585-8367 (toll) and using conference ID 59437360. Additionally, the call will be available on www.investors.goutsi.com.

About Universal:

Universal Truckload Services, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, Mexico and Canada. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, value-added, and intermodal services.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Operating revenues:
Transportation services	$179,785	$180,171	$706,998	$741,650
Value-added services	48,199	44,016	195,086	174,975
Intermodal services	31,564	34,961	131,408	120,381

Total operating revenues	259,548	259,148	1,033,492	1,037,006

Operating expenses:
Purchased transportation and equipment rent	140,434	146,563	560,024	592,493
Direct personnel and related benefits	45,544	39,103	178,441	163,069
Commission expense	9,994	10,557	39,248	42,157
Operating expense (exclusive of items shown separately)	21,442	18,372	79,263	71,117
Occupancy expense	5,126	4,523	20,049	19,275
Selling, general and administrative	8,601	16,806	33,046	41,159
Insurance and claims	4,337	4,749	19,242	20,342
Depreciation and amortization	4,937	4,854	19,686	18,237

Total operating expenses	240,415	245,527	948,999	967,849

Income from operations	19,133	13,621	84,493	69,157
Interest expense, net	(912)	(1,674)	(4,036)	(3,983)
Other non-operating income	93	420	459	2,778

Income before provision for income taxes	18,314	12,367	80,916	67,952
Provision for income taxes	7,012	9,915	30,344	20,264

Net income	$11,302	$2,452	$50,572	$47,688

Earnings per common share:
Basic	$0.38	$0.08	$1.68	$1.59
Diluted	$0.38	$0.08	$1.68	$1.59

Weighted average number of common shares outstanding:
Basic	30,083	30,023	30,064	30,032
Diluted	30,127	30,041	30,160	30,036

Dividends paid per common share	$0.07	$—	$0.14	$—

Pre-merger dividends paid per common share	$—	$—	$—	$1.00

Pro Forma earnings per common share - “C” corporation status:
Pro Forma provision for income taxes due to LINC Logistics
Company conversion to “C” corporation				$11,059
Pro Forma net income				$36,629
Earnings per common share:
Basic				$1.22
Diluted				$1.22

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$10,223	$2,554
Marketable securities	11,626	9,962
Accounts receivable - net	132,001	118,903
Other current assets	49,539	37,719

Total current assets	203,389	169,138
Property and equipment - net	142,656	127,791
Other long-term assets - net	144,091	30,440

Total assets	$490,136	$327,369

Liabilities and shareholders’ equity
Current liabilities, excluding current maturities of capital lease obligations and debt	$93,896	$103,717
Capital lease obligations	4,643	—
Debt	237,500	146,000
Other long-term liabilities	48,532	20,280

Total liabilities	384,571	269,997
Total shareholders’ equity	105,565	57,372

Total liabilities and shareholders’ equity	$490,136	$327,369

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Transportation Services:
Average operating revenues per loaded mile (a)	$2.83	$2.88	$2.78	$2.79
Average operating revenues per loaded mile, excluding fuel surcharges, where separately identifiable (a)	$2.43	$2.51	$2.39	$2.42
Average operating revenues per load (a)	$1,018	$1,005	$1,012	$995
Average operating revenues per load, excluding fuel surcharges, where separately identifiable (a)	$874	$873	$870	$863
Average length of haul (a) (b)	360	349	364	356
Number of loads (a)	155,382	163,163	619,055	678,257

Value Added Services:
Number of facilities (d)
Customer provided	17	14	17	14
Company leased	26	27	26	27

Total	43	41	43	41

Intermodal Services:
Drayage (in thousands)	$27,944	$25,393	$109,224	$97,303
Domestic Intermodal (in thousands)	1,267	7,025	12,153	12,347
Depot (in thousands)	2,353	2,543	10,031	10,731

	$31,564	$34,961	$131,408	$120,381

Average operating revenues per loaded mile (c)	$4.86	$4.43	$4.64	$4.38
Average operating revenues per loaded mile, excluding fuel surcharges, where separately identifiable (c)	$3.91	$3.24	$3.74	$3.40
Average operating revenues per load (c)	$389	$317	$356	$306
Average operating revenues per load, excluding fuel surcharges, where separately identifiable (c)	$313	$232	$286	$238
Number of loads (c)	71,744	80,038	307,116	317,837
Number of container yards	11	10	11	10

(a)	Excludes operating data from Universal Logistics Solutions, Inc., Universal Logistics Solutions International, Inc., and Central Global Express, Inc., in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies. Also excludes final mile delivery and shuttle service loads.
(b)	Average length of haul is computed using loaded miles, excluding final mile delivery and shuttle service loads.
(c)	Excludes operating data from Universal Logistics Solutions, Inc. in order to improve the relevance of the statistical data related to our intermodal services and improve the comparability to our peer companies.
(d)	Excludes storage yards, terminals and office facilities.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Summary of Operating Data - Continued

	Thirteen Weeks Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Average Headcount
Employees	3,741	2,492	3,449	2,484
Full time equivalents	1,764	2,273	1,786	2,182

Total	5,505	4,765	5,235	4,666

Average number of tractors
Provided by owner-operators	3,335	3,363	3,343	3,314
Owned	721	665	701	640
Third party lease	127	45	80	45

Total	4,183	4,073	4,123	3,999

Operating Revenues by Segment:
Transportation	$176,182	$187,746	$705,557	$747,313
Logistics	83,254	71,282	327,498	289,268
Other	112	120	437	425

	$259,548	$259,148	$1,033,492	$1,037,006

Income from Operations by Segment:
Transportation	$7,056	$8,329	$28,537	$30,623
Logistics	12,692	14,621	58,724	49,497
Other	(615)	(9,329)	(2,768)	(10,963)

	$19,133	$13,621	$84,493	$69,157

Non-GAAP Financial Measures

In addition to providing consolidated financial statements based on generally accepted accounting principles in the United States of America (GAAP), we are providing additional financial measures that are not required by or prepared in accordance with GAAP (non-GAAP). We present adjusted income from operations and adjusted EBITDA as supplemental measures of our performance. We define adjusted income from operations as income from operations adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, including transaction and other costs related to our acquisitions of Westport and LINC and previous costs related to LINC’s capital market activity, which was terminated in the third quarter of 2012. We define adjusted EBITDA as net income plus (i) interest expense, net, (ii) provision for income taxes and (iii) depreciation and amortization, and less other non-operating income, or EBITDA, further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, including transaction and other costs related to our acquisitions of Westport and LINC and previous costs related to LINC’s capital market activity. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted income from operations and adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of adjusted income from operations and adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, we are presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure. Set forth below is a reconciliation of income from operations, the most comparable GAAP measure, to adjusted income from operations; and of net income, the most comparable GAAP measure, to EBITDA and adjusted EBITDA for each of the periods indicated:

	Thirteen Weeks Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)		(in thousands)
Adjusted income from operations
Income from operations	$19,133	$13,621	$84,493	$69,157
Transaction and other costs (a)	723	8,369	723	8,369
Suspended capital markets activity (b)	—	—	—	1,882

Adjusted income from operations	$19,856	$21,990	$85,216	$79,408

Operating margin (c)	7.4%	5.3%	8.2%	6.7%
Adjusted operating margin (c)	7.7%	8.5%	8.2%	7.7%

Adjusted EBITDA
Net income	$11,302	$2,452	$50,572	$47,688
Provision for income taxes	7,012	9,915	30,344	20,264
Interest expense, net	912	1,674	4,036	3,983
Depreciation and amortization	4,937	4,854	19,686	18,237
Other non-operating income	(93)	(420)	(459)	(2,778)

EBITDA	24,070	18,475	104,179	87,394
Transaction and other costs (a)	723	8,369	723	8,369
Suspended capital markets activity (b)	—	—	—	1,882

Adjusted EBITDA	$24,793	$26,844	$104,902	$97,645

EBITDA margin (c)	9.3%	7.1%	10.1%	8.4%
Adjusted EBITDA margin (c)	9.6%	10.4%	10.2%	9.4%

(a)	Represents transaction and other costs incurred that were directly related to the acquisitions of Westport in December 2013 and LINC in October 2012.
(b)	Represents expenses incurred as a result of LINC’s preparations for an IPO in early 2012. When the IPO efforts were abandoned in May 2012, the costs were then taken as a charge to income.
(c)	Operating margin, adjusted operating margin, EBITDA margin, and adjusted EBITDA margin are computed by dividing income from operations, adjusted income from operations, EBITDA, and adjusted EBITDA, respectively, by total operating revenues for each of the periods indicated.

We present adjusted income from operations and adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Adjusted income from operations and adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	Adjusted income from operations and adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted income from operations and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted income from operations and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted income from operations and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate adjusted income from operations and adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted income from operations and adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using adjusted income from operations and adjusted EBITDA only supplementally.